Exhibit 10.23

TENDER AND SUPPORT AGREEMENT

This TENDER AND SUPPORT AGREEMENT (this “Agreement”), dated as of September 22, 2023, is entered into by and among indie Semiconductor, Inc., a Delaware corporation (the “Company”), each of the persons listed on Schedule A hereto (each, a “Public Warrant Holder”) and each of the persons listed on Schedule B hereto (each, a “Private Warrant Holder” and, together with the Public Warrant Holders, the “Warrant Holders,” and each, a “Warrant Holder”).

WHEREAS, as of the date hereof, (a) each Public Warrant Holder is the beneficial owner of warrants sold as part of the units in the initial public offering (the “IPO”) (whether they were purchased in the IPO or thereafter in the open market) (the “Public Warrants”) of Thunder Bridge Acquisition II, Ltd., a Cayman Islands exempted company and the Company’s predecessor (“THBR”), and (b) each Private Warrant Holder is the beneficial owner of warrants issued in a private placement in connection with the closing of the IPO that have not become public warrants as a result of being transferred to any person other than permitted transferees or issued in connection with the closing of the Company’s business combination with THBR (the “Private Placement Warrants” and, together with the Public Warrants, the “Warrants”), in each case governed by the Warrant Agreement, dated as of August 14, 2019, by and between the Company (as successor to Thunder Bridge Acquisition II, Ltd., its predecessor and a Cayman Islands exempted company (“THBR”)) and Continental Stock Transfer & Trust Company (the “Warrant Agent”), as warrant agent as supplemented and amended by that certain Assignment, Assumption and Amendment Agreement by and between the Company, THBR and the Warrant Agent, dated June 10, 2021 (the “Warrant Agreement”);

WHEREAS, on June 10, 2021, THBR domesticated as a Delaware corporation, changed its name to “indie Semiconductor, Inc.” and completed its business combination with Ay Dee Kay LLC;

WHEREAS, as of the date hereof, the Public Warrants are listed on The Nasdaq Capital Market under the symbol “INDIW” and there are a total of approximately 17,250,000 Public Warrants and approximately 10,150,000 Private Placement Warrants outstanding;

WHEREAS, each Warrant entitles its holder to purchase one share of Class A common stock, par value $0.0001 per share, of the Company (the “Class A Common Stock”) for a purchase price of $11.50, subject to certain adjustments;

WHEREAS, the Company is initiating an exchange offer (the “Exchange Offer”) pursuant to a registration statement on Form S-4 to be filed with the U.S. Securities and Exchange Commission (as may be amended and supplemented, the “Registration Statement”) to offer all Warrant Holders the opportunity to exchange their Warrants for shares of Class A Common Stock, based on an exchange ratio of 0.285 shares of Class A Common Stock per Warrant and subject to other terms and conditions to be disclosed in the Registration Statement;

WHEREAS, concurrent with the Exchange Offer and as part of the Registration Statement, the Company is initiating a consent solicitation (the “Solicitation”) to solicit the consent of the holders of the Warrants to amend (the “Warrant Amendment”), effective upon the completion of the Exchange Offer, the terms of the Warrant Agreement to permit the Company to require that each Warrant that is outstanding upon the closing of the Exchange Offer be converted into 0.2565 shares of Class A Common Stock, which is a ratio of 10.0% less than the exchange ratio applicable to the Exchange Offer, subject to the terms and conditions to be disclosed in the Registration Statement; and

WHEREAS, as an inducement to the Company’s willingness to initiate the Exchange Offer and the Solicitation, each Warrant Holder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

Section 1.01 Agreement to Tender. Each Warrant Holder shall validly tender or cause to be tendered to the Company all Warrants beneficially owned by such Warrant Holder as of the date hereof, free and clear of any liens, options, rights or other encumbrances, limitations or restrictions whatsoever, pursuant to and in accordance with the terms of the Exchange Offer as described in the Registration Statement, no later than the scheduled or extended expiration time of the Exchange Offer at a ratio of 0.285 shares of Class A Common Stock per Warrant. For the avoidance of doubt, nothing in this Agreement shall restrict the Warrant Holder from acquiring additional Warrants subsequent to the date hereof and such additional Warrants shall not be subject to the terms of this Agreement.

Section 1.02 Agreement to Consent. Each Warrant Holder shall deliver to the Company its timely consent with respect to the Solicitation with respect to all of such Warrant Holder’s Warrants in accordance with the terms and conditions of the Solicitation as described in the Registration Statement.

Section 1.03 Ownership of Warrants. Each Warrant Holder represents and warrants to the Company, as of the date hereof and as of the date of tender of such Warrant Holder’s Warrants in accordance with this Agreement, that such Warrant Holder is the sole beneficial owner of the number of Warrants set forth opposite such Warrant Holder’s name on Schedule A or Schedule B hereto, as applicable, and has good and marketable title to such Warrants, free and clear of any liens, options, rights or other encumbrances, limitations or restrictions whatsoever (other than liens imposed under typical prime brokerage agreements and those restrictions imposed by applicable securities laws, this Agreement and the Warrant Agreement). Each Warrant Holder shall not transfer any Warrants owned by such Warrant Holder as of the date hereof to any person (other than the Company in connection with the Exchange Offer) unless such person acquiring such Warrants signs a joinder to this Agreement agreeing to be bound by all terms and conditions of this Agreement.

Section 1.04 Company Covenants. The Company agrees that it shall take all steps reasonably necessary or desirable to commence the Exchange Offer and Solicitation as soon as practicable, consistent with this Agreement, and agrees to take all steps necessary to update the Registration Statement as required by applicable laws and regulations, and that the Registration Statement, when declared effective, will comply with all applicable U.S. Securities and Exchange Commission requirements.

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Section 1.05 Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 1.06 Termination. This Agreement shall terminate as to all Warrant Holders (a) upon written notice to all the Warrant Holders by the Company, (b) upon the earlier of (i) the date the Company’s board of directors or a committee thereof determines to no longer pursue the Exchange Offer and the Solicitation and (ii) November 30, 2023 and (b) if the Company fails to commence the Exchange Offer and Solicitation by September 27, 2023.

Section 1.07 Warrant Holder Obligations Several and Not Joint. The obligations of each Warrant Holder hereunder shall be several and not joint, and no Warrant Holder shall be liable for any breach of the terms of this Agreement by any other Warrant Holder.

Section 1.08 Governing Law. The validity, interpretation and performance of this Agreement and of the Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Section 1.09 Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. The words “execution,” “signed,” “signature” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement, if any, shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

COMPANY:

INDIE SEMICONDUCTOR, INC.

By:	/s/ Thomas Schiller
Name:	Thomas Schiller
Title:	CFO and EVP of Strategy

[Signature Page to Tender and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

PUBLIC WARRANT HOLDERS:

By: Aristeia Capital, L.L.C.

/s/ Robert H. Lynch, Jr.
Name:	Robert H. Lynch, Jr.
Title:	Manager

/s/ Andrew B. David
Name:	Andrew B. David
Title:	Chief Operating Officer

[Signature Page to Tender and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

PUBLIC WARRANT HOLDERS:

By: Zazove Associates, LLC*

/s/ Ryan Shelby
Name:	Ryan Shelby
Title:	Managing Partner

*Investment Advisor with discretionary authority for holders denoted with * in Schedule A

[Signature Page to Tender and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

PUBLIC WARRANT HOLDERS:

By: LMR Partners AG, acting in its capacity as investment manager to LMR CCSA Master Fund Limited

/s/ Shane Cullinane
Name:	Shane Cullinane
Title:	COO

[Signature Page to Tender and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

PUBLIC WARRANT HOLDERS:

By: LMR Partners AG, acting in its capacity as investment manager to LMR Multi-Strategy Master Fund Limited

/s/ Shane Cullinane
Name:	Shane Cullinane
Title:	COO

[Signature Page to Tender and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

PUBLIC WARRANT HOLDERS:

By: Brookdale International Partners, L.P.

/s/ Samuel Loomis
Name:	Samuel Loomis
Title:	Portfolio Manager of Weiss Asset Management LP, as its Investment Manager

[Signature Page to Tender and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

PUBLIC WARRANT HOLDERS:

By: Fort Baker Capital Management

/s/ Alla Yakov-Collins
Name:	Alla Yakov-Collins
Title:	CFO

[Signature Page to Tender and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

PUBLIC WARRANT HOLDERS:

By: Brookdale Global Opportunity Fund

/s/ Samuel Loomis
Name:	Samuel Loomis
Title:	Portfolio Manager of Weiss Asset Management LP, as its Investment Manager

[Signature Page to Tender and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

PUBLIC WARRANT HOLDERS:

By: ICS Opportunities, Ltd.
Millennium International Management, LP, its Investment Manager

/s/ Mark Meskin
Name:	Mark Meskin
Title:	Chief Trading Officer

[Signature Page to Tender and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

PRIVATE PLACEMENT WARRANT HOLDERS:

By:	The Private Warrant Holders listed on Schedule B, by Neuberger Berman Investment Advisors, LLC, their investment adviser

/s/ Charles C. Kantor
Name:	Charles C. Kantor
Title:	Managing Director

[Signature Page to Tender and Support Agreement]

Schedule A

Name of Public Warrant Holder	Number of Public Warrants
Aristeia Master, L.P.	1,426,487.00
ASIG International Limited	87,705.00
Blue Peak Limited	623,715.00
Bricklayers Union Local No. 6 Indiana Pension Fund*	13,290.00
Brookdale Global Opportunity Fund	337,984.00
Brookdale International Partners, L.P.	566,451.00
Catholic Mutual Relief Society of America*	32,640.00
Catholic Mutual Relief Society Ret. Plan and Trust*	49,010.00
Catholic Relief Insurance Company of America*	24,620.00
Deseret Healthcare Employee Benefits Trust*	2,360.00
Deseret Mutual Employee Pension Trust*	20,170.00
Deseret Mutual Retiree Medical & Life Plan Trust*	6,790.00
DS Liquid Div RVA ARST LLC	95,605.00
Fort Baker Capital Management LP	351,761.00
ICS Opportunities, Ltd.	85,000.00
LMR CCSA Master Fund Limited	665,433.00
LMR Multi-Strategy Master Fund Limited	665,432.00
Montana Board of Investments*	99,623.00
Windermere Cayman Fund Limited	54,495.00
Zazbond LLC*	326,036.00
Zazove Aggressive Growth Fund, LP*	269,561.00
Zazove Convertible Securities Fund, LP*	52,736.00
Zazove Investment Grade Blend Convertible Fund, L.P.*	46,380.00

Schedule B

Name of Private Warrant Holder	Number of Private Placement Warrants
Arancia Robert & Gina	160,000.00
Komaroff Andrew S	79,450.00
Wagner Keith C & Tana	119,200.00
Empanada Holdings LLC	198,650.00
Siegal Michael Restated TR	198,650.00
Bozick Jay	160,000.00
Bozick Grace	80,000.00
Chandna Rishi 2014 Sep Prprty	119,175.00
Harrison James	198,700.00
Patel Miraj D Revocable Living	317,925.00
SLI Seed Fund LLC	397,350.00
Katz William & Michael	200,000.00
Steinberg Michael & Elizabeth	119,225.00
Heyer Andrew R	397,375.00
Neu Brothers Holdings Inc.	79,500.00